EXHIBIT 4.1
                                                                     -----------



                                SPECTRASITE, INC.

                                    as Issuer


                                       and


                              THE BANK OF NEW YORK

                                   as Trustee



                                    INDENTURE

                            Dated as of May 21, 2003




                          8 1/4% Senior Notes due 2010


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                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                              INDENTURE SECTION

310(a)(1).............................................             7.10
     (a)(2)...........................................             7.10
     (a)(3)...........................................             7.10
     (a)(4)...........................................             N.A.
     (a)(5)...........................................             7.10
     (b)..............................................             7.10
     (c)..............................................             N.A.
311(a)................................................             7.11
     (b)..............................................             7.11
     (c)..............................................             N.A.
312(a)................................................             2.5
     (b)..............................................             10.3
     (c)..............................................             10.3
313(a)................................................             7.6
     (b)(1)...........................................           7.6; 7.7
     (b)(2)...........................................           7.6; 7.7
     (c)..............................................          7.6; 10.2
     (d)..............................................             7.6
314(a)................................................    4.2; 4.14; 10.2; 10.5
     (b)..............................................             N.A.
     (c)(1)...........................................             10.4
     (c)(2)...........................................             10.4
     (c)(3)...........................................             N.A.
     (d)..............................................             N.A.
     (e)..............................................             10.5
     (f)..............................................             N.A.
315(a)................................................             7.1
     (b)..............................................           7.5;10.2
     (c)..............................................             7.1
     (d)..............................................             7.1
     (e)..............................................             6.11
316(a) (last sentence)................................             10.6
     (a)(1)(A)........................................             6.5
     (a)(1)(B)........................................             6.4
     (a)(2)...........................................             N.A.
     (b)..............................................             6.7
     (c)..............................................             2.10
317(a)(1).............................................             6.8
     (a)(2)...........................................             6.9
     (b)..............................................             2.4
318(a)................................................             10.1
     (b)..............................................             N.A.
     (c)..............................................             10.1

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

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                                TABLE OF CONTENTS


                                                                            Page
                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.      Definitions..................................................1
SECTION 1.2.      Other Definitions...........................................19
SECTION 1.3.      Incorporation by Reference of Trust
                    Indenture Act.............................................19
SECTION 1.4.      Rules of Construction.......................................20
SECTION 1.5.      One Class of Notes..........................................20

                                   ARTICLE II
                                    THE NOTES

SECTION 2.1.      Form and Dating.............................................21
SECTION 2.2.      Execution and Authentication................................21
SECTION 2.3.      Registrar and Paying Agent..................................21
SECTION 2.4.      Paying Agent to Hold Money in Trust.........................22
SECTION 2.5.      Noteholder Lists............................................22
SECTION 2.6.      Replacement Notes...........................................22
SECTION 2.7.      Outstanding Notes...........................................23
SECTION 2.8.      Temporary Notes.............................................23
SECTION 2.9.      Cancellation................................................23
SECTION 2.10.     Defaulted Interest..........................................23
SECTION 2.11.     CUSIP Numbers...............................................24

                                   ARTICLE III
                                   REDEMPTION

SECTION 3.1.      Notices to Trustee..........................................24
SECTION 3.2.      Selection of Notes to Be Redeemed...........................24
SECTION 3.3.      Notice of Redemption........................................25
SECTION 3.4.      Effect of Notice of Redemption..............................25
SECTION 3.5.      Deposit of Redemption Price.................................26
SECTION 3.6.      Notes Redeemed in Part......................................26

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1.      Payment of Notes............................................26
SECTION 4.2.      SEC Reports.................................................26


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SECTION 4.3.      Limitation on Indebtedness..................................27
SECTION 4.4.      Limitation on Indebtedness and Preferred Stock
                    of Restricted Subsidiaries................................29
SECTION 4.5.      Limitation on Restricted Payments...........................31
SECTION 4.6.      Limitation on Restrictions on Distributions from
                    Restricted Subsidiaries...................................32
SECTION 4.7.      Limitation on Sale of Assets and Subsidiary Stock...........33
SECTION 4.8.      Limitation on Transactions with Affiliates..................36
SECTION 4.9.      Change of Control...........................................37
SECTION 4.10.     Limitation on Sale or Issuance of Capital Stock
                    of Restricted Subsidiaries................................38
SECTION 4.11.     Limitation on Liens.........................................38
SECTION 4.12.     Limitation on Sale/Leaseback Transactions...................38
SECTION 4.13.     Compliance with Laws........................................39
SECTION 4.14.     Compliance Certificate......................................39
SECTION 4.15.     Further Instruments and Acts................................39
SECTION 4.16.     Maintenance of Office or Agency.............................39
SECTION 4.17.     Corporate Existence.........................................39
SECTION 4.18.     Payment of Taxes and Other Claims...........................39
SECTION 4.19.     Maintenance of Properties and Insurance.....................40

                                    ARTICLE V
                                SUCCESSOR ISSUER

SECTION 5.1.      When the Issuer May Merge or Transfer Assets................40

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.1.      Events of Default...........................................41
SECTION 6.2.      Acceleration................................................43
SECTION 6.3.      Other Remedies..............................................44
SECTION 6.4.      Waiver of Past Defaults.....................................44
SECTION 6.5.      Control by Majority.........................................44
SECTION 6.6.      Limitation on Suits.........................................44
SECTION 6.7.      Rights of Holders to Receive Payment........................45
SECTION 6.8.      Collection Suit by Trustee..................................45
SECTION 6.9.      Trustee May File Proofs of Claim............................45
SECTION 6.10.     Priorities..................................................45
SECTION 6.11.     Undertaking for Costs.......................................46
SECTION 6.12.     Waiver of Stay or Extension Laws............................46



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                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.1.      Duties of Trustee...........................................46
SECTION 7.2.      Rights of Trustee...........................................47
SECTION 7.3.      Individual Rights of Trustee................................48
SECTION 7.4.      Trustee's Disclaimer........................................48
SECTION 7.5.      Notice of Defaults..........................................48
SECTION 7.6.      Reports by Trustee to Holders...............................48
SECTION 7.7.      Compensation and Indemnity..................................49
SECTION 7.8.      Replacement of Trustee......................................50
SECTION 7.9.      Successor Trustee by Merger.................................50
SECTION 7.10.     Eligibility; Disqualification...............................51
SECTION 7.11.     Preferential Collection of Claims Against Issuer............51

                                  ARTICLE VIII
                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.      Discharge of Liability on Notes; Defeasance.................51
SECTION 8.2.      Conditions to Defeasance....................................52
SECTION 8.3.      Application of Trust Money..................................53
SECTION 8.4.      Repayment to Issuer.........................................54
SECTION 8.5.      Indemnity for Government Obligations........................54
SECTION 8.6.      Reinstatement...............................................54

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 9.1.      Without Consent of Holders..................................55
SECTION 9.2.      With Consent of Holders.....................................55
SECTION 9.3.      Compliance with Trust Indenture Act.........................56
SECTION 9.4.      Revocation and Effect of Consents and Waivers...............56
SECTION 9.5.      Notation on or Exchange of Notes............................56
SECTION 9.6.      Trustee to Sign Amendments..................................56
SECTION 9.7.      Payment for Consent.........................................57

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1.     Trust Indenture Act Controls................................57
SECTION 10.2.     Notices.....................................................57
SECTION 10.3.     Communication by Holders with Other Holders.................58
SECTION 10.4.     Certificate and Opinion as to Conditions Precedent..........58



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SECTION 10.5.     Statements Required in Certificate or Opinion...............58
SECTION 10.6.     When Notes Disregarded......................................59
SECTION 10.7.     Rules by Trustee, Paying Agent and Registrar................59
SECTION 10.8.     Legal Holidays..............................................59
SECTION 10.9.     Governing Law...............................................59
SECTION 10.10.    No Recourse Against Others..................................59
SECTION 10.11.    Successors..................................................59
SECTION 10.12.    Multiple Originals..........................................59
SECTION 10.13.    Variable Provisions.........................................59
SECTION 10.14.    Qualification of Indenture..................................60
SECTION 10.15.    Table of Contents; Headings.................................60
SECTION 10.16.    Severability................................................60


Rule 144A/Regulation S Appendix
EXHIBIT 1 to Appendix - Form of Initial Note
EXHIBIT A - Form of Exchange Note and Private Exchange Note








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                  INDENTURE, dated as of May 21, 2003, between SPECTRASITE,
INC., a Delaware corporation (as further defined below, the "ISSUER"), and THE BANK OF NEW YORK, a State banking corporation organized under the laws of the State of New York, as trustee (the "TRUSTEE").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's $200,000,000 aggregate principal amount of 8 1/4% Senior Notes due 2010 (the "INITIAL NOTES") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as defined in the APPENDIX hereto), the Issuer's Series B Senior Notes due 2010 (the "EXCHANGE NOTES") and, if and when issued pursuant to a private exchange for Initial Notes, the Issuer's Series B Senior Notes Due 2010 (the "PRIVATE EXCHANGE NOTES," together with the Initial Notes, the Exchange Notes, and the Additional Notes, if any, the "NOTES"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


                  SECTION 1.1.    DEFINITIONS.

                  "ADDITIONAL NOTES" means the 8 1/4% Senior Notes due 2010 of the Issuer (other than the Initial Notes, the Exchange Notes or the Private Exchange Notes) issued under this Indenture in accordance with Sections 2.2 and 4.3.

                  "ADJUSTED EBITDA" as of any date of determination, means the sum of (i) the EBITDA of the Issuer for the four most recent full fiscal quarters ending prior to such date, less the Issuer's Tower EBITDA for such four-quarter period, plus (ii) the product of four times the Issuer's Tower EBITDA for the most recent quarterly period; which Tower EBITDA for the most recent quarterly period shall be determined on a pro forma basis after giving effect to (A) all acquisitions or dispositions of assets made by the Issuer and its Subsidiaries from the beginning of such quarter through, and including, such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter, (B) any new lease or Site Management Contract entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business with respect to Tower Assets from the beginning of such quarter through, and including, such date of determination as if such new lease or Site Management Contract had been signed at the beginning of such quarter and the rent required by the terms of such lease or Site Management Contract for such quarter had been received by the Issuer or a Restricted Subsidiary during such quarter, (C) the loss from the beginning of such quarter through and including such date of determination of any lease or Site Management Contract of the Issuer or a Restricted Subsidiary with respect to any Tower Assets that was in effect on the first day of such quarter as if such lease or Site Management Contract had not been in effect during such quarter and no rent under such lease had been received during such quarter and (D) any rent increases received by the Issuer or any Restricted Subsidiary during the period beginning on the first day of such quarter and ending on the date of determination related to leases or Site Management Contracts on Tower Assets as if such increased rental rate had been in effect at the beginning of such quarter and such increased amount of rent had been received by the Issuer or a Restricted Subsidiary during such quarter. For purposes of making the computation referred to above, (1) acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations, and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the date of determination shall be deemed to have occurred on the first day of the reference period and EBITDA for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, and (2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination shall be excluded.

                  "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary or (iii) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (u) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary, (v) a disposition that constitutes a Restricted Payment permitted by Section 4.5, (w) a disposition of assets with a fair market value of less than $5.0 million, (x) any transaction not prohibited by Section 4.5 or that constitutes a Permitted Investment, (y) grants of leases or licenses in the ordinary course of business, and (z) disposals of cash equivalents).

                  "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.


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                  "BOARD OF DIRECTORS" means the Board of Directors of the
Issuer or any committee thereof duly authorized to act on behalf of such Board.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

                  "CAPITALIZED LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (i) any "PERSON" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as such term is defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act, except that for purposes of this clause (i) such Person shall be deemed to have "BENEFICIAL OWNERSHIP" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer; provided that if such person is a group of investors which group includes one or more Permitted Holders, the shares of Voting Stock of the Issuer beneficially owned by the Permitted Holders that are part of such group shall not be counted for purposes of determining whether this clause (i) is triggered;

                  For purposes of this clause (i) it shall not be deemed a Change of Control if a holding company owns or becomes the owner of all of the Voting Stock of the Issuer; provided that no person, other than one or more Permitted Holders, is or becomes the beneficial owner (as such term is defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "BENEFICIAL OWNERSHIP" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly) of more than 50% of the total voting power of such holding company; provided that if such person is a group of investors which group includes one or more Permitted Holders, the shares of the Issuer's or such holding company's Voting Stock beneficially owned by the Permitted Holders that are part of such group shall not be counted for purposes of determining whether this clause (i) is triggered;

                  (ii) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date), individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Di-rectors or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (iii) the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, and, in the case of any such merger or consolidation, the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; and

                  (iv) the sale of all or substantially all of the Issuer's assets to another person, other than a Permitted Holder or a Person that is controlled by the Permitted Holders.

                  "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPLETED BROADCAST TOWER" means a communications tower of at least 500 feet, other than a Completed Tower, with, as of the date of determination, (i) at least one broadcast tenant that has executed a definitive lease or Site Management Contract with the Issuer or any of its Restricted Subsidiaries and (ii) capacity for at least one other tenant.

                  "COMPLETED TOWER" means a communications transmission tower or in-building site with, as of any date of determination, (i) at least one anchor tenant that has executed a definitive lease or Site Management Contract with the Issuer or any of its Restricted Subsidiaries and (ii) capacity for at least three tenants.

                  "CONSOLIDATED INDEBTEDNESS" as of any date of determination means (without duplication) (i) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries, (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the Issuer or one or more of its Restricted Subsidiaries, and (iii) the aggregate liquidation value of all Disqualified Stock of the Issuer and all preferred stock of Restricted Subsidiaries of the Issuer not owned by the Issuer or a Restricted Subsidiary, in each case, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Issuer or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other


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


fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends paid in respect of all Preferred Stock of the Issuer and its Subsidiaries held by Persons other than the Issuer or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Issuer or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Issuer and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income (loss) of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in (iv) below, the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

                  (ii) any net income (loss) of any Person acquired by the Issuer or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions (other than any restrictions permitted in Section 4.6), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that (A) subject to the exclusion contained in clause (iv) below the Issuer's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) solely for purposes of calculating the Indebtedness to Adjusted EBITDA Ratio, the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (iv) any gain or loss realized upon the sale or other disposition of any assets of the Issuer, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;


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


                  (v) any net income or loss of any Unrestricted Subsidiary, except to the extent distributed to the Issuer or one of its Subsidiaries;

                  (vi)    any extraordinary gain or loss;

                  (vii) the cumulative effect of a change in accounting principles;

                  (viii) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

                  (ix) any non-cash goodwill impairment charges subsequent to the Issue Date resulting from the application of SFAS No. 142; and

                  (x) any amortization or write-offs of debt issuance or deferred financing costs and premiums and prepayment penalties, in each case, to the extent attributable to the incurrence of Refinancing Indebtedness.

Notwithstanding the foregoing, for the purposes of Section 4.5 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

                  "CONSOLIDATED TANGIBLE ASSETS" means, with respect to the Issuer, the total consolidated tangible assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Issuer and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

                  "CREDIT FACILITY" means any debt or credit facility or commercial paper facility providing for revolving credit loans, term loans, accounts receivable financing, including through the sale of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable, letters of credit, other debt securities or other form of debt financing, in each case, as amended, restated, supplemented, extended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any such amendment, restatement, supplement, extension, modification, renewal, refunding, replacement or refinancing that increases the amount borrowable thereunder or alters the maturity thereof.

                  "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.


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                  "DISQUALIFIED STOCK" means, with respect to any Person, any
Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "ASSET SALE" or "CHANGE OF CONTROL" occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "ASSET SALE" or "CHANGE OF CONTROL" provisions applicable to such Capital Stock are not materially more favorable taken as a whole to the holders of such Capital Stock than the provisions described under Sections 4.7 and Section 4.9.

                  "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense; (b) all income tax expense of the Issuer and its consolidated Restricted Subsidiaries; (c) depreciation expense of the Issuer and its consolidated Restricted Subsidiaries;
(d) amortization expense of the Issuer and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); (e) all other non-cash charges of the Issuer and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and (f) any premium or penalty paid in connection with repurchasing, redeeming, retiring, defeasing or acquiring any Indebtedness prior to maturity to the extent deducted in calculating Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to the Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid to the Issuer in the form of a dividend by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, without in any event giving effect to any restrictions or limitations permitted in Section 4.6.

                  "EQUITY OFFERING" means a public or private issuance by the Issuer of common stock of the Issuer for cash.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of fi-nancial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

                  "HEDGING OBLIGATIONS" of any Person means the actual obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

                  "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary unless such Indebtedness or Capital Stock is repaid or redeemed on the date such Person becomes a Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning.

                  "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

                   (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (ii) all Capitalized Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such Person;

                 (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit and other contingent liabilities (but only to the extent such contingent liabilities are not reflected as liabilities on the consolidated balance sheet of such Person) securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                   (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) above, of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                 (vii) all obligations of the type referred to in clauses (i) through (vi) above, of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                 The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above or the accreted value thereof, in the case of Indebtedness issued with original issue discount, and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "INDEBTEDNESS TO ADJUSTED EBITDA RATIO" as of any date of determination means the ratio of (i) Consolidated Indebtedness as of such date to (ii) Adjusted EBITDA.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INITIAL PURCHASERS" means Lehman Brothers Inc., Citigroup Global Markets Inc., CIBC World Markets Corp., BMO Nesbitt Burns Corp., Credit Suisse First Boston LLC and TD Securities (USA) Inc.

                  "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is a party or a beneficiary.

                  "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers, lessees or licensees in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definitions of "UNRESTRICTED SUBSIDIARY" and "RESTRICTED PAYMENT" and Section 4.5, (i) "INVESTMENT" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "INVESTMENT" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Issuer's "INVESTMENT" in such Subsidiary at the time of such redesignation less
(y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors.

                  "ISSUE DATE" means the date on which the Notes are originally issued.

                  "LEGAL HOLIDAY" has the meaning ascribed in Section 10.8.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 6 of the Registration Rights Agreement.

                  "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non cash form) therefrom, in each case net of (i) all legal, title, accounting, investment banking and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition, and (v) any reserves established in respect of the sales price of such asset for post-closing adjustments, indemnification purposes or employee termination expenses.

                  "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, printing costs, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Issuer nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                   "OFFICER" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Issuer, as applicable.

                  "OFFICER'S CERTIFICATE" means a certificate signed by any Officer, a copy of which is delivered to the Trustee.

                  "OPINION OF COUNSEL" means a written opinion that meets the requirements of Section 10.5 hereof from Paul, Weiss, Rifkind, Wharton & Garrison LLP, or any other legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

                  "PERMITTED BUSINESS" means any business conducted by the Issuer and its Restricted Subsidiaries on the Issue Date and any other business related, ancillary or complementary to any such business.

                  "PERMITTED HOLDERS" means (i) Apollo Investment Fund V, L.P., a Delaware limited partnership, or any fund, investment vehicle or account managed, advised or controlled by Apollo Advisors, L.P., a Delaware limited partnership, or any of its Affiliates or (ii) Oaktree Capital Management, LLC and its Affiliates, including any partnerships, separate accounts or other entities managed by Oaktree Capital Management, LLC.

                  "PERMITTED INVESTMENT" means an Investment by the Issuer or any Restricted Subsidiary in (i) the Issuer, a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor; (viii) any Person to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.7; (ix) Capital Stock of the Issuer or any Restricted Subsidiary purchased, redeemed or otherwise acquired or retired for value from members of the Issuer's management or employees, but in any event not to exceed $2.0 million in aggregate in any twelve-month period; (x) other Investments in Permitted Businesses not to exceed, at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value), the sum of $10.0 million and 10% of the Issuer's Consolidated Tangible Assets; (xi) any Interest Rate Agreement or Currency Agreement; (xii) any acquisition of assets to the extent the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Issuer; (xiii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (xiv) deposits of proceeds or Qualified Proceeds from Asset Dispositions with a "QUALIFIED INTERMEDIARY," "QUALIFIED TRUSTEE" or similar person for purposes of facilitating a "LIKE-KIND" exchange made in accordance with the applicable provisions of the Code; provided, however, that the making of any Permitted Investment pursuant to this clause
(xiv) shall not in any manner violate Section 4.7; (xv) Investments in an amount not to exceed the Net Cash Proceeds or Qualified Proceeds of the issuance or sale, other than to a Subsidiary of the Issuer, of Capital Stock of the Issuer, other than Disqualified Stock, to the extent that such Net Cash Proceeds or Qualified Proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to Section 4.5 or to the extent such Net Cash Proceeds or Qualified Proceeds have not been used to Incur Indebtedness; and
(xvi) other Investments not to exceed, at any one time outstanding, $50.0 million.

                  "PERMITTED LIENS" means, with respect to any person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (g) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, and Liens securing the obligations (other than Indebtedness) of the Issuer or any of the Restricted Subsidiaries under any such leases and subleases of real property; (h) Liens existing as of the date on which the Notes are originally issued and Liens created by this Indenture; (i) Liens created solely for the purpose of securing the payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Notes are originally issued; provided, however, that (A) the Indebtedness secured by such Liens shall have otherwise been permitted to be issued under this Indenture and (B) such Liens shall not encumber any other assets or property of the Issuer or any of its Restricted Subsidiaries; (j) Liens on the assets or property of a Restricted Subsidiary of the Issuer existing at the time such Restricted Subsidiary became a Subsidiary of the Issuer and not incurred as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Subsidiary of the Issuer; provided, however, that (A) any such Lien does not by its terms cover any property or assets after the time such Restricted Subsidiary becomes a Subsidiary which were not covered immediately prior to such transaction, (B) the Incurrence of the Indebtedness secured by such Lien shall have otherwise been permitted to be issued under this Indenture, and (C) such Liens do not extend to or cover any other property or assets of the Issuer or any of its Restricted Subsidiaries; (k) Liens securing Indebtedness outstanding under a Credit Facility and any other Liens securing Indebtedness permitted under this Indenture to be Incurred by a Restricted Subsidiary; (l) Liens extending, renewing or replacing in whole or in part a Lien permitted by this Indenture; provided, however, that (A) such Liens do not extend beyond the property subject to the existing Lien and improvements and construction on such property and (B) the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien; (m) Liens Incurred in the ordinary course of business by the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $25.0 million at any one time outstanding and that (i) are not Incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Restricted Subsidiary; (n) Liens in favor of the Issuer or a Restricted Subsidiary; (o) any interest in or title of a lessor to any property subject to a Capitalized Lease Obligation permitted to be Incurred under this Indenture; (p) Liens on the Capital Stock of Unrestricted Subsidiaries; (q) the Liens granted pursuant to the terms of the Security and Subordination Agreement, as amended, modified or supplemented from time to time, entered into pursuant to the terms of the Agreement and Plan of Merger, dated as of February 10, 1999, among the Issuer, SpectraSite Communications, Inc., SHI Merger Sub, Inc., Nextel Communications, Inc. and certain of its subsidiaries; (r) Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or other financial institution; (s) Liens on property subject to Capitalized Lease Obligations to the extent the related Capitalized Lease Obligation is permitted to be incurred under Section 4.3 or
Section 4.4 of this Indenture; (t) Liens on property of the Issuer or a Restricted Subsidiary at the time the Issuer or Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition, provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary; and (u) Liens on government securities that secure Indebtedness, to the extent that such government securities are purchased with the proceeds of such Indebtedness.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "QUALIFIED PROCEEDS" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

                  "RATING AGENCIES" means:

                          (a) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or

                          (b)   Moody's Investors Service, Inc. ("Moody's").

                  "RATING CATEGORY" means:

                  (a)     with respect to S&P, any of the following categories:
         BB, B, CCC, CC, C and D (or equivalent successor categories);

                  (b) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

                  (c) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

                  In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (E.G., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

                  "RATING DECLINE" means (i) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the Notes by either Rating Agency or (ii) a withdrawal of the rating of the Notes by either Rating Agency; PROVIDED, HOWEVER, that such decrease or withdrawal occurs on, or within 90 days following, the date of public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control, which period shall be extended so long as the rating of the notes is under publicly announced consideration for downgrade by either Rating Agency.

                  "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

                  "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that Refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of the Stated Maturity of the Notes and the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of the Average Life of the Indebtedness being Refinanced and the Average Life of the Notes and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Issuer or (y) Indebtedness of the Issuer or a Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated May 21, 2003, between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

                  "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock in respect thereof (other than (a) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (b) dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and (c) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Person (other than the Issuer or a Restricted Subsidiary), other than the exercise by the Issuer of any option to convert or exchange any Capital Stock into Indebtedness so long as such Indebtedness is permitted to be Incurred as of the date of such exercise pursuant to this Indenture, and other than as permitted by clause (ix) of the definition of "PERMITTED INVESTMENTS"; (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (iv) the making of any Investment in any Person (other than a Permitted Investment).

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

                  "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "SECURED INDEBTEDNESS" means any Indebtedness of the Issuer secured by a Lien.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR INDEBTEDNESS" means (i) Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Issuer for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Issuer is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Issuer to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Issuer, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Issuer (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Issuer, (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "SIGNIFICANT SUBSIDIARY" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "SITE MANAGEMENT CONTRACT" means any agreement pursuant to which the Issuer or any of its Restricted Subsidiaries has the right to substantially control Tower Assets and the revenues derived from the rental or use thereof.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

                  "SUBORDINATED OBLIGATION" means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

                  "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "TOWER ASSET EXCHANGE" means any transaction in which the Issuer or a Restricted Subsidiary exchanges assets for Tower Assets or Tower Assets and cash or cash equivalents where the fair market value (evidenced by a resolution of the Board of Directors) of the Tower Assets and cash or cash equivalents received by the Issuer and its Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed in such exchange.

                  "TOWER ASSETS" means communication transmission towers or in-building sites and related assets that are located on the site of a transmission tower or in-building site.

                  "TOWER EBITDA" means, for any period, the EBITDA of the Issuer and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue, license or management fees paid to manage, lease or sublease space on communication sites owned, leased or managed by the Issuer (collectively, "SITE LEASING REVENUES"), all determined on a consolidated basis and in accordance with GAAP. Tower EBITDA will not include revenue derived from the sale of assets. In allocating corporate, general, administrative and other operating expenses that are not allocated to any particular line of business in the financial statements of the Issuer, such expenses shall be allocated to the Issuer's site leasing business in proportion to the percentage of the Issuer's total revenues for the applicable period that were site leasing revenues.

                  "TRUST OFFICER" means any trust officer, assistant vice president, or vice president of the Trustee assigned by the Trustee to administer this Indenture.

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

                  "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

                  "UNRESTRICTED SUBSIDIARY" means (i) SpectraSite International, Inc. and any other Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Restricted Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.5. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (a) immediately after giving effect to such designation no Default shall have occurred and be continuing and (b) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolu-tion of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuer's option.

                  "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustee thereof.

                  "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary of the Issuer all the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

                  SECTION 1.2.    OTHER DEFINITIONS.

                                  TERM                       DEFINED IN SECTION
                        "Affiliate Transaction"                      4.8
                        "Appendix"                                   2.1
                        "Authenticating Agent"                       2.2
                        "Bankruptcy Law"                             6.1
                        "covenant defeasance option"                 8.1(b)
                        "Custodian"                                  6.1
                        "Event of Default"                           6.1
                        "legal defeasance option"                    8.1(b)
                        "Notice of Default"                          6.1
                        "Offer"                                      4.7(b)
                        "Offer Amount"                               4.7(c)(2)
                        "Offer Period"                               4.7(c)(2)
                        "Paying Agent"                               2.3
                        "Purchase Date"                              4.7(c)(1)
                        "Registrar"                                  2.3
                        "Successor Issuer"                           5.1(i)

                  SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. The mandatory provisions of the TIA are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "COMMISSION" means the SEC.

                  "INDENTURE SECURITIES" means the Notes.

                  "INDENTURE SECURITY HOLDER" means a Holder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                  "OBLIGOR" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1)    a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)    "OR" is not exclusive;

                  (4)    "INCLUDING" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) except as otherwise expressly provided, the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8)    the principal amount of any Preferred Stock shall be
         (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) except as otherwise expressly provided, all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued.

                  SECTION 1.5. ONE CLASS OF NOTES. The Initial Notes, the Private Exchange Notes, the Exchange Notes and the Additional Notes, if any, shall vote and consent together on all matters as one class and none of the Initial Notes, the Private Exchange Notes, the Exchange Notes or the Additional Notes, if any, shall have the right to vote or consent as a separate class on any matter.

                                    ARTICLE II

                                    THE NOTES


                  SECTION 2.1. FORM AND DATING. Certain provisions relating to the Initial Notes, the Private Exchange Notes, the Exchange Notes and the Additional Notes, if any, are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "APPENDIX"), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of EXHIBIT 1 to the APPENDIX, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Additional Notes, if any, and the Trustee's certificate of authentication thereof shall be substantially in the form of EXHIBIT A, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule of any securities exchange or over-the-counter market on which such Notes are then listed or quoted, or usage, in addition to those set forth on the APPENDIX and EXHIBIT A. The Issuer and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the APPENDIX and EXHIBIT A are part of the terms of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  SECTION 2.2. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Notes for the Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

                  The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  The Trustee shall authenticate Initial Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $200 million, upon receipt of an Officer's Certificate. The Trustee shall authenticate Additional Notes thereafter (so long as permitted by the terms of this Indenture) for original issue, upon a written order of the Company in the form of an Officer's Certificate in an aggregate principal amount as specified in such order. The aggregate principal amount of Notes outstanding at any time is unlimited.

                  SECTION 2.3.    REGISTRAR AND PAYING AGENT. The Issuer shall
(i) appoint an agent (the "REGISTRAR") who shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange and
(ii) an agent (the "PAYING AGENT") who shall maintain an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any such additional paying agent.

                  In the event the Issuer shall retain any Person not a party to this Indenture as an agent hereunder, the Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify in writing the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

                  The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes.

                  SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. By at least 11:00 a.m. (New York City time) on the date on which any principal, interest or Liquidated Damages, if any, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal, interest or Liquidated Damages, if any, when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal, interest or Liquidated Damages, if any, on the Notes and shall notify in writing the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

                  SECTION 2.5. NOTEHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee or any Paying Agent is not the Registrar, the Issuer shall cause the Registrar to furnish to the Trustee or any such Paying Agent, in writing at least five Business Days before each interest payment date and at such other times as the Trustee or any such Paying Agent may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

                  SECTION 2.6. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note shall provide the Issuer and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuer.

                  SECTION 2.7. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.7 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

                  If a Note is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and Liquidated Damages, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.8. TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

                  SECTION 2.9. CANCELLATION. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee shall cancel and destroy (subject to the record retention requirements of the Exchange
Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee in writing to deliver canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.10. DEFAULTED INTEREST. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate specified therefor in the Notes in any lawful manner. The

Issuer may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Issuer shall fix or cause to be fixed (or upon the Issuer's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this
Section 2.10.

                  SECTION 2.11. CUSIP NUMBERS. The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE III

                                   REDEMPTION


                  SECTION 3.1. NOTICES TO TRUSTEE. If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes (EXHIBIT 1 to the APPENDIX), it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of Notes to be redeemed and the redemption price.

                  The Issuer shall give each notice to the Trustee and the Paying Agent provided for in this Section at least 60 days before the redemption date unless the Trustee and the Paying Agent consent to a shorter period. Such notice shall be accompanied by an Officer's Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Issuer and set forth in the related notice given to the Trustee and the Paying Agent, which record date shall be not less than 15 days prior to the date selected for redemption by the Issuer.

                  SECTION 3.2. SELECTION OF NOTES TO BE REDEEMED. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of

$1,000 in original principal amount or less will be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Upon request of the Issuer, the Trustee shall notify the Issuer of the Notes or portions of Notes to be redeemed.

                  SECTION 3.3. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Notes, the Trustee at the expense of the Issuer shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (1)    the redemption date;

                  (2)    the redemption price;

                  (3)    the name and address of the Paying Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

                  (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

                  (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the CUSIP number, if any, printed on the Notes being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  The Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the form of notice and the information required by this
Section 3.3.

                  SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the redemption date; provided that the Issuer shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption; provided, further, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.5. DEPOSIT OF REDEMPTION PRICE. By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, and Liquidated Damages, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Issuer or a Subsidiary and have been delivered by the Issuer or such Subsidiary to the Trustee for cancellation.

                  If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

                  SECTION 3.6. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in a principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV

                                    COVENANTS


                  SECTION 4.1. PAYMENT OF NOTES. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on or before 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds (or, if the Issuer or a Subsidiary is the Paying Agent, the segregated account or separate trust fund maintained by the Issuer or such Subsidiary pursuant to Section 2.4) in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, the Issuer or such Subsidiary), as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

                  The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in
Section 2.10.

                  Notwithstanding anything to the contrary contained in this Indenture. the Issuer or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

                  SECTION 4.2. SEC REPORTS. Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will file with the SEC (unless the SEC does not permit such filing) and provide the Trustee and Noteholders with the annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Issuer also will comply with the other provisions of TIA ss. 314(a).

                  The receipt by the Trustee of any such reports and documents pursuant to this Section shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Issuer's compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

                  SECTION 4.3. LIMITATION ON INDEBTEDNESS. (a) The Issuer shall not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of the Issuer would be equal to or less than 7.00:1. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

                  (b) Notwithstanding the foregoing paragraph (a) and regardless of the amount of outstanding Indebtedness of the Issuer, the Issuer may Incur any or all of the following Indebtedness: (i) Indebtedness of the Issuer owing to and held by any Restricted Subsidiary; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Issuer that is not permitted by this clause (i); (ii) Indebtedness represented by the Notes issued on the Issue Date; (iii) Indebtedness of the Issuer outstanding on the Issue Date; (iv) Indebtedness (including Capitalized Lease Obligations) of the Issuer Incurred to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(vi) of Section 4.4) at any one time outstanding not to exceed the greater of (x) $25.0 million and (y) an amount equal to 7.5% of the Issuer's Consolidated Tangible Assets; provided, that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors; (v) Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (ii), (iii) or this clause (v); (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Issuer in the ordinary course of its business and which do not secure other Indebtedness and (B) Incurred under Currency Agreements and Interest Rate Agreements which, at the time of Incurrence, is in the ordinary course of business; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred by the Issuer pursuant to this Indenture; (vii) Indebtedness represented by Guarantees by the Issuer of Indebtedness otherwise permitted to be Incurred by a Restricted Subsidiary pursuant to this Indenture; (viii) Indebtedness of any other Person existing at the time such other Person is merged with or into the Issuer outstanding on or prior to the date on which such Person was merged with or into the Issuer (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person was merged with or into the Issuer); provided, however, that on the date of such merger and after giving effect thereto either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 4.3 or (y) the Issuer would have an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such merger no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such merger; (ix) the Incurrence by the Issuer of Indebtedness not to exceed, at any one time outstanding (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause
(b)(ix) of Section 4.4), 1.0 times the sum of 100% of the aggregate Net Cash Proceeds and 50% of the non-cash proceeds received by the Issuer from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to March 31, 2003 (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Restricted Subsidiaries), less the aggregate amount of such Net Cash Proceeds used to make Restricted Payments pursuant to clause 3(B) of paragraph (a) of Section 4.5 or applied pursuant to clause (i)(B) of paragraph (b) of Section 4.5; (x) other Indebtedness in an aggregate principal amount outstanding at any time not to exceed $50.0 million (together with the amount of any Indebtedness and Preferred Stock then outstanding and Incurred pursuant to clause (b)(x) of Section 4.4); (xi) Indebtedness Incurred by the Issuer's Subsidiaries in compliance with Section 4.4; (xii) Indebtedness incurred under Credit Facilities, in an aggregate principal amount outstanding at any time, together with the amount of any Indebtedness then outstanding and incurred under Section 4.4(b)(i) of this Indenture, not to exceed the sum of (A) the product of $150,000 times the number of Completed Towers on the date of incurrence and (B) the product of $1,000,000 times the number of Completed Broadcast Towers on the date of such incurrence; provided that the amount of such Indebtedness incurred pursuant to this clause
(B) does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers; (xiii) Indebtedness representing the deferred payment of the purchase price for any entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined in good faith by the Board of Directors, that is a Permitted Business, not to exceed at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to Section 4.4(b)(xi) of this Indenture, 50% of the purchase price for the related entity or business so acquired; provided, however, that after giving effect to such acquisition and all Indebtedness incurred in connection therewith, either (A) the Issuer would have been able to incur at least $1.00 of additional Indebtedness under this Section 4.3 or (B) the Issuer would have had an Indebtedness to Adjusted EBITDA Ratio no greater than prior to such transaction; and (xiv) Indebtedness or acquired debt in aggregate principal amount not to exceed $50.0 million at any one time outstanding together with any Indebtedness then outstanding and Incurred pursuant to Section 4.4(b)(xii), Incurred or assumed in connection with the acquisition of an entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined by the Board of Directors, that is a Permitted Business or Incurred by such entity or the owner of such assets and outstanding on the date of such acquisition.

                  (c) Notwithstanding the foregoing, the Issuer shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) of this Section
4.3 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such new Indebtedness shall (i) be subordinated to the Notes to at least the same extent as such Subordinated Obligations being Refinanced and (ii) have a Stated Maturity that is no earlier than the earlier of the Stated Maturity of the Notes or the Stated Maturity of the Subordinated Obligations being Refinanced.

                  (d)     For purposes of determining compliance with this
Section 4.3, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify (and may from time to time reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses of this Section 4.3 and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in this Section 4.3.

                  SECTION 4.4. LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

                  (a) The Issuer shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of the Issuer would be equal to or less than 7.00:1. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

                  (b) Notwithstanding the foregoing paragraph (a) and regardless of the amount of outstanding Indebtedness of the Restricted Subsidiaries, any Restricted Subsidiary may Incur any or all of the following
Indebtedness: (i) Indebtedness Incurred under Credit Facilities in an aggregate principal amount outstanding at any time (together with the amount of any Indebtedness then outstanding and incurred under clause (b)(xii) of Section 4.3) not to exceed the sum of (x) the product of $150,000 times the number of Completed Towers on the date of such Incurrence; and (y) the product of $1,000,000 times the number of Completed Broadcast Towers on the date of such Incurrence, provided that the amount of such Indebtedness incurred pursuant to this clause (y) does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers; (ii) Indebtedness or Preferred Stock of a Restricted Subsidiary issued to and held by the Issuer or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof; (iii) Indebtedness or Preferred Stock of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer and Indebtedness or Preferred Stock of an entity merged into a Restricted Subsidiary (other than, in either case, Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer or such entity was merged into such Restricted Subsidiary); provided, however, that on the date of such acquisition or merger and after giving effect thereto, either (x) the Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.3 or (y) the Issuer would have had an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such merger or acquisition no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such transaction; (iv) Indebtedness or Preferred Stock outstanding on the Issue Date; (v) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in paragraph (a) above or in clauses (iii) or
(iv) of this paragraph or this clause (v); provided, however, that Indebtedness of the Issuer may not be refinanced pursuant to this clause (v); (vi) Indebtedness (including Capitalized Lease Obligations) Incurred by a Subsidiary to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount at any one time outstanding (together with the amount then outstanding and Incurred pursuant to clause (b)(iv) of
Section 4.3) not to exceed the greater of (x) $25.0 million and (y) an amount equal to 7.5% of the Issuer's Consolidated Tangible Assets; provided, that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors; (vii) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided in the ordinary course of its business and which do not secure other Indebtedness and (B) Incurred under Currency Agreements and Interest Rate Agreements which, at the time of Incurrence, is in the ordinary course of business; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred pursuant to this Indenture; (viii) Indebtedness represented by Guarantees, by a Subsidiary, of Indebtedness otherwise permitted to be Incurred by the Issuer or a Subsidiary pursuant to this Indenture; (ix) the Incurrence of Indebtedness not to exceed, at any one time outstanding (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(ix) of Section 4.3), 1.0 times (A) the sum of 100% of the aggregate Net Cash Proceeds and 50% of the non-cash proceeds received by the Issuer from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to March 31, 2003, other than an issuance or sale to a Subsidiary or to an employee stock ownership plan or to a trust established by the Issuer or any Restricted Subsidiary, LESS (B) the amount of such Net Cash Proceeds used to make Restricted Payments pursuant to clause 3(B) of paragraph
(a) of Section 4.5 or applied pursuant to clause (i)(B) of paragraph (b) of
Section 4.5; (x) other Indebtedness and Preferred Stock in an aggregate principal and/or liquidation amount outstanding at any time not to exceed $50.0 million (less the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(x) of Section 4.3); (xi) Indebtedness representing the deferred payment of the purchase price for any entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined in good faith by the Board of Directors, that is a Permitted Business, not to exceed at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to Section 4.3(b)(xiii) of this Indenture, 50% of the purchase price for the related entity or business so acquired; provided, however, that after giving effect to such acquisition and all Indebtedness incurred in connection therewith, either (A) the Issuer would have been able to incur at least $1.00 of additional Indebtedness under Section 4.3 or (B) the Issuer would have had an Indebtedness to Adjusted EBITDA Ratio no greater than prior to such transaction; and (xii) Indebtedness or acquired debt in aggregate principal amount not to exceed $50.0 million at any one time outstanding, together with any Indebtedness then outstanding and Incurred pursuant to Section 4.3(b)(xiv) Incurred or assumed in connection with the acquisition of an entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined by the Board of Directors, that is a Permitted Business or Incurred by such entity or the owner of such assets and outstanding on the date of such acquisition.

                  (c)     For purposes of determining compliance with this
Section 4.4, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify (and may from time to time reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses of this Section 4.4 and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in this Section 4.4.

                  (d) The Issuer will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

                  SECTION 4.5. LIMITATION ON RESTRICTED PAYMENTS. (a) The Issuer will not make and will not permit any Restricted Subsidiary to make directly or indirectly, any Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment: (1) a Default or Event of Default will have occurred and be continuing (or would result therefrom); (2) except with respect to making an Investment, the Issuer could not incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 4.3; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be evidenced by a resolution of such Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of: (A) (x) the aggregate EBITDA (or, in the event such EBITDA shall be a deficit, minus such deficit) accrued subsequent to March 31, 2003 to the most recent date for which financial information is available to the Issuer, taken as one accounting period, (y) less 1.4 times Consolidated Interest Expense for the same period; (B) (x) 100% of the aggregate Net Cash Proceeds (less the aggregate amount of such Net Cash Proceeds used to Incur Indebtedness pursuant to clause (b)(ix) of Section 4.3 and clause (b)(ix) of Section 4.4) and (y) 70% of the GAAP purchase accounting valuation of Qualified Proceeds (with each such valuation calculated as of the sale date of the Capital Stock received as consideration therefor), in each case received by the Issuer from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to March 31, 2003 (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Restricted Subsidiaries); (C) the amount by which Indebtedness of the Issuer is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to March 31, 2003 of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange); (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets to the Issuer or any Restricted Subsidiary from Unrestricted Subsidiaries and (ii) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; (E) dividends and distributions received by the Issuer subsequent to March 31, 2003 from Unrestricted Subsidiaries, to the extent such dividends and distributions are not otherwise included in calculating EBITDA; and (F) Net Cash Proceeds received by the Issuer subsequent to March 31, 2003 from Investments that are not Permitted Investments, to the extent not otherwise included in calculating EBITDA.

                  (b)     The provisions of the foregoing paragraph (a) of this
Section 4.5 will not prohibit: (i) any purchase, redemption, defeasance or other acquisition of Capital Stock of the Issuer or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries); provided, however, that (A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments and (B) to the extent applied toward any such purchase, redemption, defeasance or other acquisition, the Net Cash Proceeds from such sale will be excluded from clause (3)(B) of paragraph (a) of this Section 4.5, clause (b)(ix) of Section 4.3 and clause (b)(ix) of Section 4.4; (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer; provided, however, that (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, acquired or retired),
(B) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date later than the earlier of the final scheduled maturity date of the Subordinated Obligations being so redeemed, repurchased, acquired or retired and the final scheduled maturity date of the Notes, (D) such new Indebtedness has an Average Life equal to or greater than the lesser of the Average Life of the Indebtedness being so redeemed, repurchased, acquired, or retired, and the Average Life of the Notes, and (E) any purchase, redemption, defeasance or other acquisition made pursuant to this clause (b)(ii) will be excluded in the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the amount of such dividend will be included in the calculation of the amount of Restricted Payments; (iv) purchases of outstanding shares of the Issuer's capital stock from former employees in an amount not to exceed $5.0 million in the aggregate; provided, however, that such purchases will be included in the calculation of the amount of Restricted Payments; and
(v) additional Restricted Payments in an aggregate principal amount not to exceed $25.0 million; provided, however, that, at the time of, and after giving effect to, any Restricted Payment permitted by clauses (i), (ii), (iv) or (v), no Default or Event of Default shall have occurred and be continuing.

                  (c) The amount of any Investment shall be measured on the date made and shall not give effect to subsequent changes in value.

                  SECTION 4.6. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Issuer, (ii) make any loans or advances to the Issuer or (iii) transfer any of its property or assets to the Issuer or any Restricted Subsidiary, except: (1) any encumbrance or restriction pursuant to a Credit Facility or any agreement in effect at or entered into on the Issue Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Capital Stock Incurred or issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer or a Restricted Subsidiary (other than Indebtedness or Capital Stock Incurred or issued as consideration for, or to provide any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by the Issuer or a Restricted Subsidiary) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.6 or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section 4.6; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the Noteholders than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements as determined in good faith by the Board of Directors;
(4) in the case of clause (iii), any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or such lease, license or other such contract; (5) in the case of clause (iii), contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages; (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (7) customary provisions with respect to the disposition or distribution of assets or property in joint venture and other similar agreements; and (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; provided that the Board of Directors in good faith determines that such restrictions will not have a material adverse impact on the Issuer's ability to make payments on the Notes.

                  SECTION 4.7. LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and
(ii) except in the case of a Tower Asset Exchange, at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents.

                  Within 365 days after the receipt of any Net Available Cash from an Asset Disposition, the Issuer or the applicable Restricted Subsidiary may apply such Net Available Cash to: (A) prepay, repay, redeem or purchase Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary (provided, that the applicable Restricted Subsidiary also may prepay, repay, redeem or purchase its own outstanding Indebtedness) or Senior Indebtedness (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); (B) acquire all or substan-tially all of the assets of an entity engaged in a Permitted Business; (C) acquire Voting Stock of an entity engaged in a Permitted Business from a Person that is not a Subsidiary of the Issuer; provided, that (x) after giving effect thereto, the Issuer or its Restricted Subsidiary owns a majority of such Voting Stock and (y) such acquisition is otherwise made in accordance with this Indenture, including, without limitation, Section 4.5; or (D) make a capital expenditure or acquire other long-term assets that are used or useful in a Permitted Business. To the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) or (D), the Issuer shall make an offer to all holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Net Available Cash subject to, the conditions set forth below.

                  Notwithstanding the foregoing provisions, the Issuer and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or may be used to temporarily reduce revolving credit borrowings under a Credit Facility. For the purposes of this Section 4.7(a), the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Issuer (other than Disqualified Stock of the Issuer and other than Indebtedness that is subordinated to the Notes) or Indebtedness of any Restricted Subsidiary and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; (y) securities received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 20 days of the applicable Asset Disposition (to the extent of the cash received); and (z) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or any such Restricted Subsidiary from further liability.

                  (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to paragraph (a) of this Section 4.7, the Issuer will be required to purchase Notes tendered pursuant to an offer by the Issuer for the Notes (the "OFFER") at a purchase price of 100% of their principal amount as of the date of purchase (without premium) plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Issuer may use any remaining Net Available Cash for general corporate purposes not otherwise prohibited by this Indenture. If the aggregate purchase price of the Notes and other PARI PASSU Indebtedness tendered into such Offer exceeds the amount of Net Available Cash, the Trustee will select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis and as set forth in paragraph (c) of this Section 4.7. Upon completion of any required Offer to the holders of the Notes, the amount of Net Available Cash will be reset at zero. The Issuer shall not be required to make an Offer for Notes pursuant to this Section 4.7 if the Net Available Cash available therefor (after application of the proceeds as provided in the second paragraph of Section 4.7(a)) are less than $10.0 million for all Asset Dispositions (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (1) Promptly, and in any event within 30 days after the Issuer becomes obligated to make an Offer, the Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the security register, a written notice stating that the Holder may elect to have his Notes purchased by the Issuer either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "PURCHASE DATE") and shall contain all instructions and materials necessary to tender Notes pursuant to the Offer.

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Issuer shall deliver to the Trustee an Officer's Certificate as to (i) the amount of the Offer (the "OFFER AMOUNT"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.7(a). Upon the expiration of the period for which the Offer remains open (the "OFFER PERIOD"), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuer. Not later than 11:00 a.m. (New York City time) on the Purchase Date, the Issuer shall irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Offer Amount for all Notes properly tendered to, not withdrawn from and accepted by the Issuer. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

                  (3) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Issuer receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 in principal amount or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Note (if any) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Issuer and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by Holders and the holders of other PARI PASSU Indebtedness exceeds the amount of Net Available Cash, the Trustee shall select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis in accordance with the provisions of Section 3.2 (with such adjustments as may be deemed appropriate by the Trustee so that only securities in denominations of $1,000 principal amount, or integral multiples thereof, of Notes shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (4) A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

                  (e) The provisions of this Section 4.7 shall not apply to any transaction that is permitted under the provisions of Section 5.1.

                  SECTION 4.8.    LIMITATION ON TRANSACTIONS WITH AFFILIATES.
(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Issuer (an "AFFILIATE TRANSACTION") unless (i) the terms of such transaction, taken as a whole, are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the Issuer has received a written opinion from a nationally recognized independent investment banking firm that such Affiliate Transaction is fair to the Issuer and its Restricted Subsidiaries from a financial point of view.

                  (b) The provisions of paragraph (a) of this Section 4.8 shall not prohibit (i) any Restricted Payment permitted to be made pursuant to
Section 4.5, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, or any arrangements relating thereto, (iii) the grant of stock options or similar rights to employees and directors of the Issuer pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Issuer or its Restricted Subsidiaries, (v) the payment of reasonable fees to directors of the Issuer and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries, (vi) any transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Issuer, (viii) any transaction consummated pursuant to the terms of any agreement described in the Issuer's Form 10-K for the year ended December 31, 2002 or Forms 10-Q or Forms 8-K filed prior to the Issue Date, including the exhibits and documents included by reference therein, giving effect to any subsequent supplements, amendments, modifications or alterations thereof that are approved by the disinterested members of the Board of Directors, (ix) any transaction in the ordinary course of business between the Issuer or any Re-stricted Subsidiary and any Affiliate of the Issuer relating to the acquisition, management, construction, leasing or licensing of Tower Assets, provided, however, that such transaction is on terms that are no less favorable, taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person or is otherwise on terms that, taken as a whole, the Issuer has determined to be fair to the Issuer or the relevant Restricted Subsidiary) and (x) any transaction between the Issuer or any of its Restricted Subsidiaries and any of its Affiliates involving ordinary course investment banking, commercial banking or related activities.

                  SECTION 4.9. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Issuer repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof as of the date of repurchase, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the terms contemplated in
Section 4.9(b).

                  (b) Within 30 days following any Change of Control Triggering Event, the Issuer shall mail a notice to each Holder at its registered address with a copy to the Trustee stating:

                  (1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Notes in denominations of $1,000 principal amount or any integral multiple thereof at a purchase price in cash equal to 101% of the principal amount thereof as of the date of repurchase, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase;

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Issuer, consistent with this Section 4.9, that a Holder must follow in order to have its Notes purchased by the Issuer.

                  (c) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Note purchased.

                  (d) On the purchase date, all Notes purchased by the Issuer under this Section 4.9 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price, including premium, if any, plus accrued and unpaid interest and Liquidated Damages, if any, to the Holders entitled thereto.

                  (e) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.9, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.9 by virtue thereof.

                  (f) The Issuer will not be required to make an offer pursuant to this Section 4.9 upon a Change of Control if a third party, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control made by the Issuer, makes an offer to purchase and purchases all Notes validly tendered and not withdrawn under such offer.

                  (g) Notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase the Notes or otherwise comply with this Section 4.9 if the Issuer has irrevocably elected to redeem all the Notes in accordance with Article III; provided that the Issuer does not default in its redemption obligations pursuant to such election.

                  SECTION 4.10. LIMITATION ON SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Issuer (i) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Issuer or a Wholly Owned Subsidiary), and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, to the extent necessary or mandated by applicable law, shares of its Capital Stock constituting directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary) to any Person other than to the Issuer or a Subsidiary unless in either case (a) the Issuer's and Restricted Subsidiary's minority equity interest in such Person after giving effect to any such disposition, would be permitted under Section 4.5; and (b) the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.7.

                  SECTION 4.11. LIMITATION ON LIENS. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any obligation, other than Permitted Liens, unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations) such obligation for so long as such obligation is so secured.

                  SECTION 4.12. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Issuer or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 4.3 and (B) create a Lien on such property securing such Attributable Indebtedness without equally and ratably securing the Notes pursuant to Section 4.11, (ii) the net cash proceeds received by the Issuer or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors) of such property and (iii) the transfer of such property is permitted by, and the Issuer or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.7.

                  SECTION 4.13. COMPLIANCE WITH LAWS. The Issuer shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole.

                  SECTION 4.14. COMPLIANCE CERTIFICATE. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer's Certificate signed by the chief executive officer, the chief financial officer or the chief accounting officer stating that in the course of the performance by the signer of his duties as an Officer of the Issuer he would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA ss. 314(a)(4).

                  SECTION 4.15. FURTHER INSTRUMENTS AND ACTS. Upon reasonable request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.16. MAINTENANCE OF OFFICE OR AGENCY. The Issuer shall maintain the office or agency required under Section 2.3. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

                  SECTION 4.17. CORPORATE EXISTENCE. Except as otherwise permitted by Article V and Section 4.9, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or limited liability company existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Issuer and each such Subsidiary; provided, however, that the Issuer shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors shall determine in good faith (such determination to be evidenced by a board resolution), that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Subsidiaries, taken as a whole.

                  SECTION 4.18. PAYMENT OF TAXES AND OTHER CLAIMS. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all ma-terial taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.19.   MAINTENANCE OF PROPERTIES AND INSURANCE.
(a) The Issuer shall, and shall cause each of its Significant Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of the Issuer is necessary so that the business carried on by Issuer and its Significant Subsidiaries may be actively conducted; provided, however, that nothing in this Section 4.19 shall prevent the Issuer or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Issuer or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  (b) The Issuer shall provide or cause to be provided, for itself and each of its Significant Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuer, are adequate and appropriate for the conduct of the business of the Issuer and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuer, for companies similarly situated in the industry.


                                   ARTICLE V

                                SUCCESSOR ISSUER


                  SECTION 5.1. WHEN THE ISSUER MAY MERGE OR TRANSFER ASSETS. The Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "SUCCESSOR ISSUER") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

                  (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

                  (iii) except (A) in the case of a merger of the Issuer into a Wholly Owned Subsidiary, (B) a merger entered into solely for the purpose of reincorporating the Issuer in another jurisdiction or (C) a merger the Issuer enters into solely for the purpose of forming a holding company to hold all of the outstanding capital stock of the Issuer, immediately after giving effect to such transaction on a pro forma basis as if such transaction had occurred at the beginning of the applicable four quarter period, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such conveyance, transfer, lease or other disposition shall have been made, either (x) would have been permitted to incur at least $1.00 of additional Indebtedness under Section 4.3(a) or (y) would have had an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such consolidation, merger, conveyance, transfer, lease or other disposition no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such transaction; and

                  (iv) the Issuer will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, as set forth in this Indenture.

                  The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and the predecessor Issuer in the case of a conveyance, transfer or lease of all its assets or substantially all its assets will be released from the obligations under this Indenture and the Notes, including without limitation the obligation to pay the principal of and interest on the Notes.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES


                  SECTION 6.1. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" occurs if:

                  (1) the Issuer defaults in any payment of interest or Liquidated Damages, if any, on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Issuer defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional or mandatory redemption, upon required repurchase, upon declaration or otherwise;

                  (3)     the Issuer fails to comply with its obligations under
         Article V;

                  (4) the Issuer fails to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 or 4.12 (other than a failure to purchase Notes when required pursuant to Section 4.7 or 4.9, which failure shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 30 days after the notice specified below;

                  (5) the Issuer fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) the Issuer or any Significant Subsidiary of the Issuer fails to pay any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time;

                  (7) the Issuer or a Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case;

                          (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                          (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Issuer or any Significant Subsidiary of the Issuer in an involuntary case;

                          (B) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property of the Issuer or any Significant Subsidiary; or

                          (C) orders the winding up or liquidation of the Issuer or any Significant Subsidiary of the Issuer

         (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 90 days; or

                  (9) any final judgment or decree for the payment of money in excess of $10.0 million

         (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability (subject to any deductible amounts of less than $10.0 million required to be paid by the Issuer or the Significant Subsidiary of the Issuer in accordance with the applicable insurance policy)) is rendered against the Issuer or any Significant Subsidiary of the Issuer and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5) and (9) of this Section 6.1 is not an Event of Default until the Trustee by notice to the Issuer or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer give notice of the Default and the Issuer does not cure such Default within the time specified in said clause (4), (5) or (9) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT".

                  The Issuer shall deliver to the Trustee, within 30 days after it obtains knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (6) of this Section
6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) of this Section 6.1 and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 6.2. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer, may declare the principal amount of, accrued but unpaid interest and Liquidated Damages, if any, on all the Notes to be due and payable. Upon such a declaration, such principal amount, interest and Liquidated Damages, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Issuer occurs and is continuing, the principal amount of, and accrued interest and Liquidated Damages, if any, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, interest or Liquidated Damages that has become due solely because of acceleration and the Trustee has been paid all amounts due to it pursuant to
Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal amount of, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

                  SECTION 6.4. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment or the principal of, interest or Liquidated Damages on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.5. CONTROL BY MAJORITY. Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may rely conclusively on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                  SECTION 6.6. LIMITATION ON SUITS. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee previous written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with such request within such 60-day period.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

                  SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of, interest or Liquidated Damages, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.7.

                  SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and to distribute the same, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.7;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal amount and interest, respectively; and

                  THIRD: to the Issuer or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                  SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.1. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)     Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the TIA and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own gross negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                  (i)     this paragraph does not limit the effect of paragraph
         (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

                  (h) The Trustee shall not be liable for interest on any money received by it except as the Trustee may, at its sole option, agree in writing with the Issuer.

                  SECTION 7.2. RIGHTS OF TRUSTEE. (a) The Trustee may rely upon, and shall be fully protected from acting or refraining from acting, on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may request an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or gross negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of the Notes.

                  SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee in its discretion may make such further inquiry into such facts or matters as it may see fit. If the Trustee shall determine to make such further inquiry, it shall be entitled to examine books, records and premises of the Issuer, personally or by agent or attorney.

                  SECTION 7.4. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

                  SECTION 7.5. NOTICE OF DEFAULTS. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee must mail to each Noteholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any), interest or Liquidated Damages, if any, on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of Noteholders.

                  SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each January 15 beginning with the January 15 following the date of this Indenture, and in any event prior to March 15 in each year, the Trustee, if applicable, shall mail to each Noteholder a brief report dated as of such January 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall promptly deliver to the Issuer a copy of any report it delivers to Holders pursuant to this Section 7.6.

                  A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify the Trustee promptly, or in any event within 30 days of such listing, whenever the Notes become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.7. COMPENSATION AND INDEMNITY. The Issuer shall pay to the Trustee from time to time such compensation for its services as the Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses, incurred or made by it in connection with the performance of its duties hereunder, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Issuer of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Issuer thereof. The Issuer shall indemnify each of the Trustee and any predecessor Trustees (and their respective officers, directors, employees and agents) against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA.

                  To secure the Issuer's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

                  The Issuer's payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law, provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

                  SECTION 7.8. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time with 30 days' notice to the Issuer. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee with 30 days notice to the Trustee and the Issuer and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                  (i)     the Trustee fails to comply with Section 7.10;

                  (ii)    the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv)    the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.7.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  If a Trustee is removed without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing of the duties hereunder shall be paid to the Trustee.

                  SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article VII and TIA ss. 310(a).

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE


                  SECTION 8.1.    DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

                  (a)     (1)   This Indenture will be discharged and will cease
         to be of further effect as to all Notes issued thereunder, when:

                          (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

                          (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of or constitute a default under any other instrument to which the Issuer is a party or by which the Issuer is bound;

                          (3) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

                          (4) the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited cash or U.S. Government Obligations toward the payment of the notes at maturity or a redemption date, as the case may be.

                  In addition the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  (b) Subject to Sections 8.1(c) and 8.2, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture ("LEGAL DEFEASANCE OPTION") or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.18 and 4.19 and the
operation of Sections 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9), 5.1(iii) and 9.7 ("COVENANT DEFEASANCE OPTION"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9) or because of the failure of the Issuer to comply with Section 5.1(iii).

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.3, 2.4, 2.5, 2.6, 4.1, 4.13, 4.15, 4.16,
4.17, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Issuer's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2. CONDITIONS TO DEFEASANCE. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

                  (i) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations which through the scheduled payment of principal, interest and Liquidated Damages, if any, in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal, interest and Liquidated Damages, if any, when due on all outstanding

         Notes (except Notes replaced pursuant to Section 2.6) to maturity or redemption, as the case may be;

                  (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, interest and Liquidated Damages, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, interest and Liquidated Damages, if any, when due on all outstanding Notes (except Notes replaced pursuant to Section 2.6) to maturity or redemption, as the case may be;

                  (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(7) or (8) with respect to the Issuer occurs which is continuing at the end of the period;

                  (iv) the deposit does not constitute a default under any other material agreement binding on the Issuer;

                  (v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

                  (viii) the Issuer delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

                  Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

                  SECTION 8.3. APPLICATION OF TRUST MONEY. Subject to the provisions of Section 8.4, all money deposited with the Trustee pursuant to
Section 8.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any cash and non-callable U.S. Government Obligations received by pursuant to this Article except as the Trustee may, at its sole option, otherwise agree with the Company.

                  SECTION 8.4. REPAYMENT TO ISSUER. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, interest or Liquidated Damages, if any, that remains unclaimed for one year after such principal, interest and Liquidated Damages, if any, have become due and payable, and, thereafter, Noteholders entitled to the money must look to the Issuer for payment as general creditors.

                  SECTION 8.5. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal, interest and Liquidated Damages, if any, received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

                  SECTION 8.6. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, (a) if the Issuer has made any payment of interest on or principal of or Liquidated Damages, if any, on any Notes following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuer promptly after receiving a written request therefor at any time, if such reinstatement of the Issuer's obligations has occurred and continues to be in effect.

                                   ARTICLE IX

                                   AMENDMENTS


                  SECTION 9.1. WITHOUT CONSENT OF HOLDERS. The Issuer and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii)    to comply with Article V;

                  (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code);

                  (iv)    to add Guarantees with respect to the Notes;

                  (v)     to secure the Notes;

                  (vi) to add to the covenants of the Issuer for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer;

                  (vii) to make any change that does not, in the good faith opinion of the Board of Directors, materially and adversely affect the rights of any Noteholder; and

                  (viii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

                  After an amendment under this Section 9.1 becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

                  SECTION 9.2. WITH CONSENT OF HOLDERS. The Issuer and the Trustee may amend this Indenture, including, without limitation, Sections 4.7 and 4.9, or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each Noteholder of an outstanding Note affected, an amendment may not:

                  (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement, waiver or modification;

                  (ii) reduce the rate of or extend the time for payment of interest on any Note;

                  (iii) reduce the principal of or extend the Stated Maturity of any Note;

                  (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;

                  (v) make any Note payable in money other than that stated in the Note;

                  (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

                  (vii)   make any change in this second sentence of Section
         9.2.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.2 becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

                  SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Noteholder.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.5. NOTATION ON OR EXCHANGE OF NOTES. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                  SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not materially and ad-versely affect the rights, duties, liabilities or immunities of the Trustee.
If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 10.4, an Officer's Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX.

                  SECTION 9.7. PAYMENT FOR CONSENT. Neither the Issuer nor any affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; provided, however, that Holders who do not consent, waive or agree to amend this Indenture in the time frame set forth in such solicitation documents shall not be entitled to any consideration offered for timely consent, waiver or amendment, even if the consent, waiver or amendment is agreed to by sufficient Holders to approve such consent, waiver or amendment to this Indenture.


                                   ARTICLE X

                                  MISCELLANEOUS


                  SECTION 10.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                  SECTION 10.2. NOTICES. Any notice or communication made hereunder shall be in writing and delivered in person, transmitted by facsimile machine, or mailed by first-class mail or overnight air courier guaranteeing next day delivery addressed as follows:

                  if to the Issuer:

                           SpectraSite, Inc.
                           400 Regency Forest Drive
                           Cary, North Carolina 27511
                           (facsimile no.:  (919) 468-8522)

                           Attention:  Chief Financial Officer


                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, 8th Floor, West
                           New York, New York 10286

                           (facsimile no.:  (212) 815-5704/5707)

                           Attention:  Corporate Trust Administration


                  The Issuer or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 10.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (i) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 10.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 10.6. WHEN NOTES DISREGARDED. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

                  SECTION 10.7. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 10.8. LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 10.9. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 10.10. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

                  SECTION 10.11. SUCCESSORS. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.13. VARIABLE PROVISIONS. The Issuer initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

                  SECTION 10.14. QUALIFICATION OF INDENTURE. The Issuer shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement (as defined in the APPENDIX hereto) and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Issuer, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officer's Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 10.15. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provision hereof.

                  SECTION 10.16. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                             SPECTRASITE, INC.



                                             By: /s/ Steven C. Lilly
                                                 ----------------------------
                                                 Name:  Steven C. Lilly
                                                 Title: Vice President


                                             THE BANK OF NEW YORK, as Trustee



                                             By: /s/ Dorothy Miller
                                                 ----------------------------
                                                 Name:  Dorothy Miller
                                                 Title: Vice President

                                                 RULE 144A/REGULATION S APPENDIX


                              INSTITUTIONAL BUYERS
            PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE
                    TRANSACTIONS IN RELIANCE ON REGULATION S.

                      PROVISIONS RELATING TO INITIAL NOTES,
                    PRIVATE EXCHANGE NOTES AND EXCHANGE NOTES


1.       Definitions.

                  1.1. DEFINITIONS. For the purposes of this APPENDIX the following terms shall have the meanings indicated below:

                  "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors and assigns.

                  "EXCHANGE NOTES" means the 8 1/4% Senior Notes due 2010 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

                  "INITIAL PURCHASERS" means Lehman Brothers Inc., Citigroup Global Markets Inc., CIBC World Markets Corp., BMO Nesbitt Burns Corp., Credit Suisse First Boston LLC and TD Securities (USA) Inc.

                  "INITIAL NOTES" means the 8 1/4% Senior Notes due 2010, issued under this Indenture on or about the date hereof.

                  "NOTES" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

                  "NOTES CUSTODIAN" means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

                  "PRIVATE EXCHANGE" means the offer by the Issuer, pursuant to the Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

                  "PRIVATE EXCHANGE NOTES" means the 8 1/4% Senior Notes due 2010, if any, to be issued pursuant to this Indenture to the Initial Purchaser in a Private Exchange.

                  "PURCHASE AGREEMENT" means the Purchase Agreement dated May 16, 2003, between the Issuer and the Initial Purchasers.

                  "QIB" means a "QUALIFIED INSTITUTIONAL BUYER" as defined in Rule 144A.

                  "REGISTERED EXCHANGE OFFER" means the offer by the Issuer, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of May 21, 2003 between the Issuer and the Initial Purchaser.

                  "REGULATION S" means Regulation S under the Securities Act.

                  "RULE 144A" means Rule 144A under the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHELF REGISTRATION STATEMENT" means the registration statement filed by the Issuer, in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to Section 2 of the Registration Rights Agreement.

                  "TRANSFER RESTRICTED NOTES" means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereof.

                  1.2.     OTHER DEFINITIONS.

                  TERM                           DEFINED IN SECTION
                  ----                           ------------------
                  "Agent Members"                2.1(b)
                  "Global Note"                  2.1(a)

2.       THE NOTES.

                  2.1. FORM AND DATING. The Initial Notes are being offered and sold by the Issuer pursuant to the Purchase Agreement.

                  (a) GLOBAL NOTES. Initial Notes offered and sold to a QIB in reliance on Rule 144A or in reliance on Regulation S, in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in EXHIBIT 1 hereto (each, a "GLOBAL NOTE"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) BOOK-ENTRY PROVISIONS. This Section 2. 1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

                  The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or in the name of the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or, pursuant to such Depositary's instructions, held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                  (c) CERTIFICATED NOTES. Except as provided in Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

                  2.2. AUTHENTICATION. The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of U.S. $200,000,000, (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes and (3) Additional Notes, in each case upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time is unlimited.

                  2.3.     TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer of the beneficial interest in the Global Note being transferred.

                  (ii) Notwithstanding any other provisions of this APPENDIX (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary of another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iii) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.4 of this APPENDIX or Section 2.8 of this Indenture prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

                  (b) LEGEND. (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OF (7) OR REGULATION D UNDER THE SECURITIES
         ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION

         FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global
         Note) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of and pursuant to a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Securities or such Private Exchange Notes will cease to apply, but the requirements requiring such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Note, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted securities legend set forth in EXHIBIT 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without the restriction securities legend will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in EXHIBIT 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

                  (c) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

                  (d) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES. (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar's or any co-registrar's request, subject to terms and conditions of this Indenture.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.7, 4.9 and
         Section 9.5 of this Indenture).

                  (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Note selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such
         Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Notes issued on any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  (e) NO OBLIGATION OF THE TRUSTEE OR THE ISSUER. (i) The Trustee and the Issuer shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and the Issuer may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee and the Issuer shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4. CERTIFICATED NOTES. (a) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to
Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "CLEARING AGENCY" registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

                  (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 or any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a), the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                       TO RULE 144A/REGULATION S
                                                                        APPENDIX


                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Notes Legend]


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEES, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]


                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A

SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                SPECTRASITE, INC.


No. 1      Principal Amount     $199,780,000

CUSIP NO.  84761M AA 2


                           8 1/4% Senior Note due 2010


                  SpectraSite, Inc., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED NINETY NINE MILLION SEVEN HUNDRED EIGHTY THOUSAND Dollars ($199,780,000) on May 15, 2010.

                  Interest Payment Dates:  May 15 and November 15.

                  Record Dates:  May 1 and November 1.

                  Additional provisions of this Note are set forth on the other side of this Note.

Dated:                                    SPECTRASITE, INC.



                                          By:
                                              --------------------------



                                          By:
                                              --------------------------



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes referred to in the Indenture.

The Bank of New York, as Trustee


By:
    ------------------------------
         Authorized Signatory

                                SPECTRASITE, INC.


No. 2      Principal Amount     $220,000

CUSIP NO. U84566 AA 3


                           8 1/4% Senior Note due 2010


                  SpectraSite, Inc., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED TWENTY THOUSAND Dollars ($220,000) on May 15, 2010.

                  Interest Payment Dates:  May 15 and November 15.

                  Record Dates:  May 1 and November 1.

                  Additional provisions of this Note are set forth on the other side of this Note.

Dated:                                    SPECTRASITE, INC.



                                          By:
                                              --------------------------



                                          By:
                                              --------------------------



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes referred to in the Indenture.

The Bank of New York, as Trustee


By:
    ------------------------------
         Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                                (Reverse of Note)

                           8 1/4% Senior Note due 2010


1.       INTEREST

                  Spectrasite, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay the Liquidated Damages (as defined in the Registration Rights Agreement) pursuant to Section 6 of the Registration Rights Agreement. Such Liquidated Damages are payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.

                  The Issuer will pay interest semi-annually, together with any Liquidated Damages, commencing November 15, 2003, to Holders of record at the close of business on May 1 or November 1 immediately preceding the interest payment date of May 15 and November 15 of each year. The Issuer shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT

                  By at least 11:00 a.m. (New York City time) on the date on which any principal of, interest or Liquidated Damages on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, interest and/or Liquidated Damages. The Issuer will pay interest (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal, interest and Liquidated Damages, if any, by check payable in such money. It may mail an interest and Liquidated Damages check to a Holder's registered address.

3.       PAYING AGENT AND REGISTRAR

                  Initially, The Bank of New York, a State banking corporation organized under the laws of the State of New York (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

4.       INDENTURE

                  The Issuer issued the Notes under an Indenture dated as of May 21, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "INDENTURE"), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Notes are unsecured senior obligations of the Issuer and are unlimited in aggregate principal amount, $200,000,000 of which are being offered on the Issue Date and Additional Notes may be issued after the Issue Date, subject to the limitations set forth in Section 4.3 of the Indenture.

                  This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Private Exchange Notes and Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement and the Additional Notes, if any. The Initial Notes, the Private Exchange Notes, the Exchange Notes and the Additional Notes, if any, are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Issuer and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Issuer and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Issuer and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Issuer and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Issuer and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       REDEMPTION

                  Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Issuer prior to May 15, 2006. Thereafter, the Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest, if any, on such principal amount and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

         PERIOD                                           REDEMPTION PRICE

         2006...................................             104.125%
         2007...................................             102.750%

         PERIOD                                           REDEMPTION PRICE

         2008...................................             101.375%
         2009 and thereafter....................             100.000%

                  In addition, at any time and from time to time prior to May 15, 2006, the Issuer may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of the principal amount thereof) of 108.250% plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes must remain outstanding after each such redemption (excluding Notes held by the Issuer or any of its Subsidiaries); provided further that such redemption shall occur within 90 days of the date of closing of such Equity Offering.

6.       NOTICE OF REDEMPTION

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Notes to be redeemed at its registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of, accrued and unpaid interest and Liquidated Damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       PUT PROVISIONS

                  Upon a Change of Control Triggering Event, any Holder of Notes will have the right to cause the Issuer to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof as of the date of repurchase, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       REGISTRATION RIGHTS

                  The Issuer is party to a Registration Rights Agreement, dated as of May 21, 2003, between the Issuer and the Initial Purchasers pursuant to which it is obligated to pay Liquidated Damages (as defined therein) upon the occurrence of certain Registration Defaults (as defined therein).

9.       DENOMINATIONS; TRANSFER; EXCHANGE

                  The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 business days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 business days before an interest payment date and ending on such interest payment date.

10.      PERSONS DEEMED OWNERS

                  The registered holder of this Note may be treated as the owner of it for all purposes.

11.      UNCLAIMED MONEY

                  If money for the payment of principal, interest or Liquidated Damages remains unclaimed for one year after the date of payment of principal, interest and Liquidated Damages, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.      DEFEASANCE

                  Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash or U.S. Government Obligations for the payment of principal of, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

13.      AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and
(ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of or surrender rights and powers conferred on the Issuer, or to make any change that does not materially and adversely affect the rights of any Noteholder, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act.

14.      DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) a default in any payment of interest and Liquidated Damages, if any, on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional or mandatory redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Issuer to comply with its obligations under Article V of the Indenture, (iv) the failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 or 4.12 of the
Indenture (in each case, other than a failure to purchase Notes pursuant to Sections 4.7 or 4.9 of the Indenture), (v) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture,
(vi) the failure by the Issuer or any Significant Subsidiary of the Issuer to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent, (vii) certain events of bankruptcy, insolvency or reorganization of the Issuer or any Significant Subsidiary of the Issuer or (viii) any final judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability (subject to any deductible amounts of less than $10.0 million required to be paid by the Issuer or the Significant Subsidiary of the Issuer in accordance with the applicable insurance policy)) is rendered against the Issuer or any Significant Subsidiary of the Issuer and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, interest or Liquidated Damages) if it determines that withholding notice is not opposed to their interest.

15.      TRUSTEE DEALINGS WITH THE ISSUER

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.      NO RECOURSE AGAINST OTHERS

                  No director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of

Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

17.      AUTHENTICATION

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.      ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      GOVERNING LAW

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Issuer will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: Spectrasite, Inc., 400 Regency Forest Drive, Cary, North Carolina 27511, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:



I or we assign and transfer this Note to:




(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                          Your Signature:  ____________________________
                               Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
                               (Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW:

[_]      (1)      to the Issuer; or

[_]      (2)      pursuant to an effective registration statement under the
                  Securities Act of 1933; or

[_]      (3)      inside the United States to a "QUALIFIED INSTITUTIONAL BUYER"
                  (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

[_]      (4)      outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933.

[_]      (5)      inside the United States to an "INSTITUTIONAL ACCREDITED
                  INVESTOR" (as defined in Rule 501(A)(1), (2), (3) or (7) of
                  Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this Note (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of notes at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Date:                          Your Signature:  ____________________________
                               Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
                               (Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                      Your Signature:  __________________________
                           NOTICE:  To be executed by an executive officer


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.7 or 4.9 of the Indenture, check the appropriate box:

                  Section 4.7        [_____]

                  Section 4.9        [_____]

                  If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.7 or 4.9 of the Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000):

$___________

                            FORM OF CERTIFICATE FROM
                          ACQUIRING ACCREDITED INVESTOR


SpectraSite, Inc.
400 Regency Forest Drive
Cary, North Carolina  27511

The Bank of New York
101 Barclay Street
8th Floor, West
New York, New York  10286


                        Re: 8 1/4% Senior Notes due 2010


                  Reference is hereby made to the Indenture, dated as of May 21, 2003 (the "INDENTURE"), between SpectraSite, Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $___________ aggregate principal amount of:

                  (a)      [_]     a beneficial interest in a Global Note, or

                  (b)      [_]     a certificated Note,

                  we confirm that,

                  (a) We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                 (b) We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an opinion of counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act,

(E) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the certificated Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  (c) We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  (d) We are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  (e) We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.





                                          ------------------------------------
                                          [Insert Name of Accredited Investor]




                                          By:
                                              --------------------------------
                                              Name:
                                              Title:



Dated:   ______________, ____

                        [TO BE ATTACHED TO GLOBAL NOTES]


                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                  The following increases or decreases in this Global Note have been made:

                                                                         Principal Amount of    Signature of
                          Amount of decrease     Amount of increase in   this Global Note       authorized officer
                          in Principal Amount    Principal Amount of     following such         of Trustee or Notes
Date of Exchange          of this Global Note    this Global Note        decrease or increase   Custodian
----------------------------------------------------------------------------------------------------------------------



                                                                       EXHIBIT A


                         [FORM OF FACE OF EXCHANGE NOTE
                           [OR PRIVATE EXCHANGE NOTE]]



                                SPECTRASITE, INC.



No.__                      Principal Amount $________________

CUSIP NO.__________

                           8 1/4% Senior Note Due 2010


                  Spectrasite, Inc., a Delaware corporation, promises to pay to _____________, or registered assigns, the principal sum of __________________ Dollars on May 15, 2010.

                  Interest Payment Dates:  May 15 and November 15.

                  Record Dates:  May 1 and November 1.

                  Additional provisions of this Note are set forth on the other side of this Note.




------------

1 [If the Security is to be issued in global form add the Global Securities Legend from EXHIBIT 1 to Appendix A and the attachment from such EXHIBIT 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

2 [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from EXHIBIT 1 to Appendix A and replace the Assignment Form included in such Exhibit 1.]

Dated:                                    SPECTRASITE, INC.



                                          By:
                                              --------------------------



                                          By:
                                              --------------------------





TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the Indenture.

The Bank of New York,
as Trustee


By:
    ----------------------------------
           Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE
                           [OR PRIVATE EXCHANGE NOTE]]

                           8 1/4% Senior Note due 2010


1.       INTEREST

                  Spectrasite, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this Note at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay the Liquidated Damages (as defined in the Registration Rights Agreement) pursuant to Section 6 of the Registration Rights Agreement. Such Liquidated Damages are payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default].1

                  The Notes will accrue interest at a rate of 8 1/4 % from the Issue Date, payable semi-annually [,together with any Liquidated Damages,] commencing November 15, 2003, to Holders of record at the close of business on May 1 or November 1 immediately preceding the interest payment date of May 15 and November 15 of each year. The Issuer shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT

                  By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest [and Liquidated Damages, if any,] on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest [and/or Liquidated Damages, if any,]. The Issuer will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by and Liquidated Damages, if any, check payable in such money. It may mail an interest [and Liquidated Damages] check to a Holder's registered address.


----------

1 Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Rights Agreement.

3.       PAYING AGENT AND REGISTRAR

                  Initially, The Bank of New York, a State banking corporation organized under the laws of the State of New York (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

4.       INDENTURE

                  The Issuer issued the Notes under an Indenture dated as of May 21, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "INDENTURE"), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Notes are unsecured senior obligations of the Issuer and are unlimited in aggregate principal amount, $200,000,000 of which are being offered on the Issue Date and Additional Notes may be issued after the Issue Date, subject to the limitations set forth in Section 4.3 of the Indenture.

                  This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes and any Private Exchange Notes and Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Issuer and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Issuer and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Issuer and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Issuer and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Issuer and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       REDEMPTION

                  Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Issuer prior to May 15, 2006. Thereafter, the Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest, if any, on such principal amount [and Liquidated Damages, if any,] to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest [and Liquidated Damages, if any,] due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                    PERIOD                               REDEMPTION PRICE

                    2006..........................           104.125%
                    2007..........................           102.750%
                    2008..........................           101.375%
                    2009 and thereafter...........           100.000%

                  In addition, at any time and from time to time prior to May 15, 2006, the Issuer may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of the principal amount thereof) of 108.250% plus accrued and unpaid interest, if any, [and Liquidated Damages, if any,] to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes must remain outstanding after each such redemption (excluding Notes held by the Issuer or any of its Subsidiaries); provided further, that such redemption shall occur within 90 days of the date of closing of such Equity Offering.

6.       NOTICE OF REDEMPTION

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Notes to be redeemed at its registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest [and Liquidated Damages, if any,] on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       PUT PROVISIONS

                  Upon a Change of Control Triggering Event, any Holder of Notes will have the right to cause the Issuer to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof as of the date of repurchase, plus accrued and unpaid interest, if any, [and Liquidated Damages, if any,] to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       DENOMINATIONS, TRANSFER, EXCHANGE

                  The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 business days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 business days before an interest payment date and ending on such interest payment date.

9.       PERSONS DEEMED OWNERS

                  The registered holder of this Note may be treated as the owner of it for all purposes.

10.      UNCLAIMED MONEY

                  If money for the payment of principal or interest [or Liquidated Damages] remains unclaimed for one year after the date of payment of principal and interest [and Liquidated Damages], the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.      DEFEASANCE

                  Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash or U.S. Government Obligations for the payment of principal of and interest [and Liquidated Damages, if any,] on the Notes to redemption or maturity, as the case may be.

12.      AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and
(ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of or surrender rights and powers conferred on the Issuer, or to make any change that does not materially and adversely affect the rights of any Noteholder, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act.

13.      DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) a default in any payment of interest [and Liquidated Damages, if any,] on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional or mandatory redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Issuer to comply with its obligations under Article V of the Indenture, (iv) the failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 or 4.12 of the Indenture (in each case, other than a failure to purchase Notes pursuant to Sections 4.7 or 4.9 of the Indenture), (v) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) the failure by the Issuer or any Significant Subsidiary of the Issuer to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent, (vii) certain events of bankruptcy, insolvency or reorganization of the Issuer or any Significant Subsidiary of the Issuer or
(viii) any final judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability (subject to any deductible amounts of less than $10.0 million required to be paid by the Issuer or the Significant Subsidiary of the Issuer in accordance with the applicable insurance policy)) is rendered against the Issuer or any Significant Subsidiary of the Issuer and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest [or Liquidated Damages]) if it determines that withholding notice is not opposed to their interest.

14.      TRUSTEE DEALINGS WITH THE ISSUER

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.      NO RECOURSE AGAINST OTHERS

                  No director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

16.      AUTHENTICATION

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.      ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.      CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.      GOVERNING LAW

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Issuer will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: Spectrasite, Inc., 400 Regency Forest Drive, Cary, North Carolina 27511, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)



--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


Date:                                  Your Signature:
     --------------------                             --------------------------
                                       (Sign exactly as your name appears on the
                                        other side of this Note)



                                       SIGNATURE GUARANTEE:



                                       -----------------------------------------
                                      (Signature must be guaranteed by a
                                       participant in a recognized
                                       Signature Guarantee Medallion
                                       Program or other signature guarantor
                                       program reasonably acceptable to the
                                       Trustee)

                       OPTION-OF-HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.7 or 4.9 of the Indenture, check the box below:

                  [_]   Section 4.7               [_]  Section 4.9

                  If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.7 or Section 4.9 of the Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000):
$_________